Fresh2 Group Limited

As of January 25, 2024

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Re:	Fresh2 Group Limited – Convertible Notes Due June 6, 2025

Ladies & Gentlemen:

We refer to the Deposit Agreement, dated as of February 3, 2020, by and among Fresh2 Group Limited (formerly known as “AnPac Bio-Medical Science Co., Ltd.”), a business company incorporated and existing under the laws of the British Virgin Islands (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, as amended and supplemented from time to time (as so amended and supplemented, the “ADS Deposit Agreement”). Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the ADS Deposit Agreement.

The purpose and intent of this Letter Agreement is to set forth the terms and conditions upon which, from time to time, (i) the Company may deposit Shares, on behalf of a holder of Notes (such holder, a “Note Holder”), upon such Note Holder’s conversion of a Note (a “Note Conversion”), and (ii) the Depositary may issue ADSs, in the form of freely transferable ADSs, upon deposit of such Shares.

This Letter Agreement confirms our understanding and agreement as follows:

1.  Deposit of Shares. The Company agrees that the Class A ordinary shares of the Company, par value $0.01 per share (the “Shares”), that may be issued and delivered upon conversion of the Convertible Notes due June 6, 2025 (the “Notes”), may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof. The Company hereby also confirms to the Depositary that (i) the Notes were offered and sold (the “Transaction”) pursuant to a Registration Statement on F-3 (File No.: 333-256630) (the “Registration Statement”), and the prospectus in the form in which it appears in the Registration Statement (the “Prospectus”), and the prospectus supplement filed with the SEC on December 6, 2023, pursuant to Rule 424 of the Securities Act (the “Prospectus Supplement”) (ii) and the issuance of Shares and ADSs upon conversion of the Notes is registered under the Securities Act and the Registration Statement is effective and the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement, (iii) it has timely satisfied all applicable conditions and undertakings set forth in the Registration Statement for the Offer, including, without limitation, those specified in the “Plan of Distribution,” and “Undertakings” in the Registration Statement, and (iv) the Shares and ADSs issued upon conversion will not be “Restricted Securities” (as defined in the ADS Deposit Agreement and hereinafter used as so defined).

2.  Issuance and Delivery of ADSs upon Conversion of Notes. The Depositary hereby agrees to deliver freely transferable ADSs in accordance with the Deposit Agreement upon its receipt from the Company of (i) a duly completed and signed Note Conversion Issuance Instruction, substantially in the form of Exhibit A hereto, to issue ADSs against the deposit of Shares by the Company, (ii) confirmation of deposit from the Custodian of the applicable Shares by the Company on behalf of Note Holders, (iii) the opinions referred in Section 5 below, and (iv) payment of the ADS issuance fees, taxes and expenses otherwise payable under the terms of the Deposit Agreement and this Letter Agreement.

3.  Representations and Warranties. The Company hereby represents and warrants that (x) the Shares to be deposited with the Custodian upon exchange of the Notes (i) have been duly authorized and will, prior to the deposit with the Custodian, be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible, with the Shares then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlements by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of any stamp duty tax, and (v) are not “Restricted Securities” and (y) there are no pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exchange of the Notes that have not been waived or exercised.

4.  Covenants. The Company hereby covenants that it will (i) deposit Shares upon conversion of the Notes in full compliance with the terms and conditions of the Notes, (ii) not deposit such Shares if the ADSs issued in respect of such Shares would, in the hands of the recipient of the ADSs, be “Restricted Securities”, (iii) not deposit such Shares unless the Registration Statement is effective and appropriately updated and current, and the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement, (iv) timely satisfy, all applicable conditions and undertakings set forth in the Registration Statement for the Transaction, including, without limitation, those specified in the “Plan of Distribution,” and “Undertakings” in the Registration Statement, and (v) satisfy all prospectus delivery requirements under the Securities Act in respect of the Transaction

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5.  Opinions. The Company shall at the time of execution of this Letter Agreement cause (i) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof, inter alia, that subject to customary and appropriate assumptions and qualifications, that (a) assuming its due authorization, execution and delivery, this Letter Agreement is valid, binding and enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (b) the offer, sale and issuance of the Convertible Notes has been registered with the SEC pursuant to the Registration Statement, which is effective and not subject to stop orders, and the issuance of Shares and ADSs upon conversion of the Notes is registered on the Registration Statement, and the Shares and ADSs issued upon conversion pursuant to the Convertible Notes, the Registration Statement, the Prospectus and the Prospectus Supplement will not be “Restricted Securities”, (ii) its British Virgin Islands counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, that (a) the Company has duly authorized and executed this Letter Agreement, (b) this Letter Agreement constitutes a legal, valid and binding obligation of the Company under British Virgin Islands law enforceable against the Company upon its terms, (c) all approvals required by British Virgin Islands law to permit the issuance and deposit of Shares under the Deposit Agreement and this Letter Agreement have been obtained, (d) the terms of this Letter Agreement do not and will not contravene or conflict with any British Virgin Islands law applicable to the Company, (e) no authorizations, consents, approvals, licenses, validations, or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with the issuance and deposit of the Shares in connection with a Note Conversion, and (f) when Shares underlying any ADSs deliverable upon a Note Conversion are issued and deposited in accordance with the terms of this Letter Agreement, the directors of the Company will have been duly and validly authorized to issue and deposit such Shares and such Shares will be duly authorized, validly issued, fully paid, non-assessable, rank pari passu in all respects, and will be fully fungible with, the Shares then issued to and on deposit with the Custodian on behalf of the Depositary and underlying the ADSs then outstanding, and the issuance and delivery of Shares shall not violate any applicable public rule or regulation applicable to the Company currently in force in the British Virgin Islands, and (iii) its People’s Republic of China counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that subject to customary and appropriate assumptions and qualifications, the issuance of the ADSs will not violate any law, rule, regulation, order, judgment, administrative decree, or regulation of the People’s Republic of China or any other law, rule regulation, order judgment, administrative decree, or regulation to which the Company or any subsidiary is subject.

6.  Depositary Fees. Subject to any other agreements between the Company and the Depositary with respect to the manner in which the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Company shall reimburse the Depositary for its reasonably incurred and properly documented fees and expenses of legal counsel which shall be paid within 30 days of the Depositary’s request for reimbursement. The Company hereby agrees and acknowledges that the Depositary may charge a fee of US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

7.  Fractional Shares and ADSs. Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon conversion of Notes, and the Depositary and the Custodian shall not be required to accept under any circumstances (a) any fraction of a Share nor (b) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of an ADS.

8.  F-6 Registration Statement. The parties hereto confirm that a signed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to the existing Registration Statement on Form F-6 currently on file) in respect of the ADSs.

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9.   Miscellaneous.

(a)  The parties acknowledge and agree that the indemnification obligations contained in Section 5.8 of the Deposit Agreement shall apply to all of the terms, conditions, obligations and performances under this Letter Agreement as if they were set forth in the Deposit Agreement.

(b)  The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(c)  This Letter Agreement shall be interpreted and all rights hereunder and the provisions hereof shall be governed by the laws of the State of New York. The parties hereby agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of, or in connection with, this Letter Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

(d)  This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(e)  This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(f)   This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument

[Remaining of this page intentionally left in blank]

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

fresh2 group limited

By:	/s/ Haohan Xu
Name: Haohan Xu
Title: CEO

Accepted and Agreed as of the date first written above CITIBANK, N.A., as Depositary

By:	/s/ Hank Hui
Name: Hank Hui
Title: Authorized Signatory

EXHIBIT A

to

Note Conversion Letter Agreement, dated as of January 25, 2024, by and between

Fresh2 Group Limited

and

Citibank, N.A.

_____________________

NOTE CONVERSION ISSUANCE INSTRUCTION

_____________________

[DATE]

Citibank, N.A. – ADR Depositary

388 Greenwich Street

New York, NY 10013

Attention:	Mr. Hank Hui (hank.hui@citi.com)

Mr. Frank Vivero (frank.vivero@citi.com)

Mr. Keith Galfo (keith.galfo@citi.com)

Mr. Leslie Deluca (leslie.deluca@citi.com)

Mr. Joseph Connor (joseph.connor@citi.com)

DR Broker Services (drbrokerservices@citi.com)

DR China (dr.china@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A. – Hong Kong

9/F, Citi Tower, One Bay East, 83 Hoi Bun Road

Kwun Tong, Kowloon, Hong Kong

Attention: localcustody@citi.com

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attention: Dana Fritz (dbfritz@pbwt.com)

                    Jerry DeSantis (gdesantis@pbwt.com)

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of February 3, 2020 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Fresh2 Group Limited (formerly known as “AnPac Bio-Medical Science Co., Ltd.”), a company organized and existing under the laws of the British Virgin Islands (the “Company”), Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder, and (ii) the Note Conversion Letter Agreement, dated as of January 25, 2024 (the “Note Conversion Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Note Conversion Letter Agreement.

In accordance with and subject to the terms set forth in the Note Conversion Letter Agreement and the Deposit Agreement and in all cases pursuant to a Note Conversion (as defined in the Note Conversion Letter Agreement), the Company hereby notifies the Depositary that it has deposited the number of Shares identified below on behalf of a converting Note Holder and the specified beneficial owner thereof and hereby instructs the Depositary:

(A) to issue the number of ADSs identified below: Number of Shares deposited solely to underlie the issuance of ADSs below:	___________ Shares
Number of ADSs to be issued (CUSIP No.: 03635R206):	___________ ADSs (whole number only/no fractions)

AND

(B) to deliver the ADSs to:

(CHECK ONE)

___ (i) DTC

Name of DTC Participant to which the ADSs are to be delivered:	_____________________________

DTC Participant Account No.:	_____________________________

Account No. for recipient of ADSs at DTC Participant (f/b/o information):	_____________________________

Name on whose behalf the above number of ADSs are to be issued and delivered:	_____________________________

Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

___ (ii) (outside of DTC) to a book entry account maintained on the records of the Depositary

Name of person to whom the ADSs are to be registered[1]:	_____________________________

Street Address:	_____________________________ _____________________________

City, State, and Country:	_____________________________

E-mail Address:	_____________________________

Nationality:	_____________________________

Social Security or Tax Identification Number:	_____________________________

Daytime telephone number of contact person:	_____________________________

The Company hereby consents to the deposit of the above Shares with the Custodian by means of an original certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the above Shares in the name of Citi (Nominees) Limited, and the Company further confirms that in doing so the Depositary (i) shall be deemed to satisfy its duty of care under the Deposit Agreement, and (ii) may rely on the indemnity by the Company in favor of the Depositary and the Custodian contained in Section 5.8 of the Deposit Agreement.

The Company hereby agrees and acknowledges that the Depositary may charge a fee of US$0.05 per ADS issued to any Holder or Beneficial Owner of such ADSs, along with any other relevant fees provided for in the Deposit Agreement, as contemplated in the Deposit Agreement.

The Company hereby certifies that (a) the Registration Statement is effective and appropriately updated and current, and the SEC has not issued, nor threatened to issue, any stop order in respect of the Registration Statement, (b) it has timely satisfy, all applicable conditions and undertakings set forth in the Registration Statement for the Transaction, including, without limitation, those specified in the “Plan of Distribution,” and “Undertakings” in the Registration Statement, (c) it has satisfied all prospectus delivery requirements under the Securities Act in respect of the Transaction, and(d) the converting Note Holder (and beneficial owner of the Shares being deposited and the ADSs being issued) is not an Affiliate of the Company and that the Shares and ADSs identified in this Note Conversion Issuance Instruction are not “Restricted Securities” (as defined in the Deposit Agreement).

1 If more than one (1) Holder, please complete relevant information in Schedule I.

The Company hereby represents and warrants to the Depositary as of the date hereof that the Note Holder(s) is not an Affiliate of the Company and that (a) the Shares being deposited with the Custodian in connection with the exchange of the Notes (i) have been duly authorized, validly issued, and are fully paid and non-assessable, (ii) are of the same class as, and rank pari passu in all respects, and are fully fungible, with the Shares currently on deposit with the Custodian under the Deposit Agreement, (iii) have been legally issued and deposited by the Company and have not been stripped of any rights or entitlements by the Company prior to, or upon deposit with, the Custodian, (iv) are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of any stamp duty tax, (v) there are no entries or notations on the certified extract of the Company’s Register of Members issued by Maples Fund Services (Cayman) Limited identifying the registration of the above Shares in the name of Citi (Nominees) Limited indicating any third party interests, including any security interest, and (vi) are not “Restricted Securities”, (b) there are no pre-emptive rights (and any similar rights) with respect to the Shares being deposited with the Custodian in connection with the exchange of the Notes that have not been waived or exercised, (c) the issuance and delivery of the Shares do not violate the rules and requirements of any applicable securities exchange or market upon which the Shares (and the corresponding ADSs) may be admitted, traded, listed, or quoted, and (d) no authorizations, consents, approvals, licenses, validations, or exemptions are required by law from any governmental authorities or agencies or other official bodies in the British Virgin Islands or the People’s Republic of China in connection with any issuance and deposit of the Shares.

fresh2 group limited

By:
Name:
Title:

Schedule I

Number of Shares Deposited	Number of ADSs to be Issued	Name, Address and Tax Identification No. of Beneficial Owner of ADSs to be issued to a book entry account maintained on the register of the Depositary in Direct Registration Shares or DRS format (outside of DTC)	ADS to be issued into DTC (include DTC Participant name, DTC Participant number, f/b/o information, and contact details of broker (e.g., name, telephone number, e-mail address))